Exhibit 10.11

INDUSTRIAL LEASE – MULTI-TENANT

by and between

TERRENO PARK UNION CITY LLC

“LANDLORD”

and

TENAYA THERAPEUTICS, INC.

“TENANT”

Dated: February 12, 2021

TERRENO REALTY CORPORATION

INDUSTRIAL LEASE

1. Basic Provisions (“Basic Provisions”).

1.1 Parties: This Lease (“Lease”) dated February 12, 2021, is made by and between Terreno Park Union City LLC, a Delaware limited liability company (“Landlord”) and Tenaya Therapeutics, Inc., a Delaware corporation (“Tenant”) (collectively, the “Parties” or individually, a “Party”).

1.2 Premises The premises (“Premises”), which are the subject of this Lease, are commonly known as 33498 Central Avenue, Union City, CA 94587 and are located in the industrial center known as Central Pacific Business Park (“Industrial Center”). The Premises are:

Approximately 94,046 rentable square feet of space as depicted on Exhibit A. This space is a part of the building (“Building”) which is also identified on Exhibit A.

If the Premises are all of the Building, there shall, for purposes of this Lease, be no distinction between the words “Premises” or “Building.” Tenant shall have nonexclusive rights to the Common Areas (as defined in Paragraph 2.2 below) but shall not have any rights to the roof, exterior walls, or utility raceways of the Building without prior notice to Landlord or to any other buildings in the Industrial Center. The Industrial Center consists of the Premises, the Building, the Common Areas, the land upon which they are located, and all other buildings and improvements within the boundaries of the Industrial Center. Parking for automobiles for the Premises shall be on an unassigned and unreserved basis in locations in the Industrial Center determined by Landlord. No overnight truck parking shall be allowed except to the extent that the Premises include truck loading doors in which event one truck may be parked overnight in front of each loading door. Notwithstanding the foregoing, Tenant shall have the right to park passenger vehicles overnight as required in connection with its normal operations.

1.3 Term: Ten (10) years and Three (3) months (“Term”) commencing on the later of (i) May 1, 2021, and (ii) the date by which the Premises is delivered to Tenant in the required condition (“Commencement Date”) and ending ten (10) years and three (3) months after the Commencement Date (“Expiration Date”). Notwithstanding the foregoing, Tenant acknowledges and agrees that (i) there is an existing tenant (“Existing Tenant”) in the Premises whose lease expires March 31, 2021, (ii) Landlord shall use commercially reasonable efforts to recover possession of the Premises prior to May 1, 2021, and (iii) if Landlord is unable to recover possession of the Premises prior to May 1, 2021, as set forth above, and deliver the Premises to Tenant in the required condition, the Commencement Date shall be the date on which the Premises is delivered to Tenant in the required condition.

1.4 Base Rent: $100,629.22 per month plus, if applicable, sales, use or rental tax (“Base Rent”). $125,081.18 plus, if applicable, sales, use or rental tax, is payable on execution of this Lease for Base Rent for the period which is the fourth (4th) month of the Term and Additional Rent (per Paragraph 1.6(b) below) for the period which is the first (1st) month of the Term. On and after the thirteenth (13th) month of the Term Base Rent shall increase as follows:

13th Month through 24th Month	—	$103,648.10
25th Month through 36th Month	—	$106,757.54
37th Month through 48th Month	—	$109,960.27
49th Month through 60th Month	—	$113,259.08
61st Month through 72nd Month	—	$116,656.85
73rd Month through 84th Month	—	$120,156.56
85th Month through 96th Month	—	$123,761.26
97th Month through 108th Month	—	$127,474.10
109th Month through 120th Month	—	$131,298.32
121st Month through 123rd Month	—	$135,237.27

Notwithstanding the foregoing, Base Rent only for the period from May 1, 2021 through and including July 31, 2021 shall be abated (“Abated Rent”) provided if Tenant is in Default under this Lease at any time, the unamortized amount of the Abated Rent shall become immediately due and payable without further notice from Landlord and pursuant to the Early Possession and Inducement Recapture Addendum to this Lease.

1.5 Tenant’s Share of Operating Expenses: Tenant’s percentage share of the Operating Expenses set forth in Paragraph 4.2 shall be as follows (“Tenant’s Share”):

(a)	Industrial Center and Common Area 31.28%	31.28%
(b)	Building	100%

1.6 Tenant’s Estimated Monthly Rent Payment: Following is the estimated monthly Rent payment to Landlord pursuant to the provisions of this Lease. This estimate is made at the inception of the Lease and is subject to adjustment pursuant to the provisions of this Lease:

(a)	Base Rent (Paragraph 4.1)	$100,629.22
(b)	Operating Expenses (Paragraph 4.2)	$24,451.96
	Landlord Insurance (Paragraph 8.3)
	Real Property Taxes (Paragraph 10)

	Estimated Monthly Payment	$125,081.18

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1.7 Security Deposit: $3,250,000.00 (“Security Deposit”) payable on execution. Notwithstanding the foregoing, provided Tenant has made all payments of Base Rent and Additional Rent and has not been otherwise in Default under the Lease as of each of the following dates, May 1, 2024, May 1, 2025, May 1, 2026 and May 1, 2027, Landlord shall refund to Tenant $500,000.00 on each occasion. Any remaining portion of the Security Deposit shall be the Security Deposit for the remainder of the Term.

1.8 Permitted Use (“Permitted Use”): General office, laboratory, research and development, manufacturing, and all other uses permitted by the City of Union City and all agencies and governmental authorities having jurisdiction thereof.

1.9 Guarantor: Not applicable

1.10 Addenda: Attached hereto are the following Addenda, all of which constitute a part of this Lease:

(a) Addendum 1: Landlord’s Remedies in the Event of Tenant Default

(b) Addendum 2: Tenant Improvement Addendum

(c) Addendum 3: Intentionally Deleted

(d) Addendum 4: Option to Extend Addendum

(e) Addendum 5: Early Possession and Inducement Recapture Addendum

1.11 Exhibits: Attached hereto are the following Exhibits, all of which constitute a part of this Lease:

Exhibit A: Description of Premises.

Exhibit B: Commencement Date Certificate.

Exhibit C: Tenant Move-in and Lease Renewal Environmental Questionnaire

Exhibit D: Move-Out Standards

Exhibit E: Rules and Regulations

1.12 Address for Rent Payments: All amounts payable by Tenant to Landlord shall, until further notice from Landlord, be paid to Terreno Park Union City LLC at the following address:

Terreno Park Union City LLC

c/o Colliers International

1850 Mt. Diablo Blvd., Ste. 200

Walnut Creek, CA 94596

2. Premises and Common Areas.

2.1 Letting. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises upon all of the terms, covenants, and conditions, set forth in this Lease. In addition, Tenant shall have the exclusive right to use the outdoor area located immediately adjacent to the loading dock serving the Premises (the “Storage Area”) for the installation, storage, maintenance and repair of Tenant’s personal property and equipment including, without limitation, emergency generator(s) and chiller(s), subject to Landlord’s prior written consent. Tenant shall have the right to take all actions reasonably necessary to ensure its use of the Storage Area is not subject to unreasonable interference including, without limitation, installing fencing, making pavement markings, and implementing access control measures. All provisions of this Lease relating to use, insurance, repair, maintenance and surrender shall apply to the Storage Area as if it were part of the Premises. Any statement of square footage set forth in this Lease or that may have been used in calculating Base Rent and/or Operating Expenses is an approximation which Landlord and Tenant agree is reasonable, and the Base Rent and Tenant’s Share based thereon is not subject to revision whether or not the actual square footage is more or less.

2.2 Common Areas - Definition. “Common Areas” are all areas and facilities outside the Premises and within the exterior boundary line of the Industrial Center that are provided and designated by the Landlord from time to time for the general nonexclusive use of Landlord, Tenant, and other tenants of the Industrial Center and their respective employees, suppliers, shippers, tenants, contractors, and invitees.

2.3 Common Areas - Tenant’s Rights. Landlord hereby grants to Tenant, for the benefit of Tenant and its employees, suppliers, shippers, contractors, customers, and invitees, during the term of this Lease, the nonexclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Landlord under the terms hereof or under the terms of any rules and regulations or covenants, conditions, and restrictions governing the use of the Industrial Center.

2.4 Common Areas - Rules and Regulations. Landlord shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend, and enforce reasonable Rules and Regulations with respect thereto in accordance with Paragraph 16.19.

2.5 Common Area Changes. Provided the same do not materially impair access to the Premises or the Storage Area and do not reduce Tenant’s parking rights, Landlord shall have the right, in Landlord’s sole discretion, from time to time:

(a) To make changes to the Common Areas, including, without limitation, changes in the locations, size, shape, and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways, and utility raceways;

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(b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

(c) To designate other land outside the boundaries of the Industrial Center to be a part of the Common Areas;

(d) To add additional buildings and improvements to the Common Areas;

(e) To use the Common Areas while engaged in making additional improvements, repairs, or alterations to the Industrial Center, or any portion thereof; and

(f) To do and perform such other acts and make such other changes in, to, or with respect to the Common Areas and Industrial Center as Landlord may, in the exercise of sound business judgment, deem to be appropriate.

3. Term.

3.1 Term. The Commencement Date, Expiration Date, and Term of this Lease are as specified in Paragraph 1.3.

3.2 Delay in Possession. Landlord shall use commercially reasonable efforts to deliver possession of the Premises to Tenant on May 1, 2021. Landlord shall deliver possession of the Premises to Tenant in good, vacant condition, with the roof water-tight, and in compliance with all Applicable Requirements. If for any reason Landlord cannot deliver possession of the Premises to Tenant by the Commencement Date, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder. In such case, Tenant shall not, except as otherwise provided herein, be obligated to pay Rent or perform any other obligation of Tenant under the terms of this Lease until Landlord delivers possession of the Premises to Tenant. The term of the Lease shall commence on the Commencement Date. Notwithstanding anything to the contrary herein, if the Commencement Date has not occurred for any reason whatsoever on or before May 1, 2021, then, in addition to Tenant’s other rights or remedies, the date Tenant is otherwise obliged to commence payment of Rent shall be delayed by one day for each day that the Commencement Date is delayed beyond such date, and if the Commencement Date has not occurred for any reason whatsoever on or before July 1, 2021, Tenant may terminate this Lease by written notice to Landlord, whereupon any monies previously paid by Tenant to Landlord shall be reimbursed to Tenant.

3.3 Commencement Date Certificate. At the request of Landlord, Tenant shall execute and deliver to Landlord a completed certificate (“Commencement Date Certificate”) in the form attached hereto as Exhibit B.

4. Rent.

4.1 Base Rent. Tenant shall pay to Landlord Base Rent plus, if applicable sales, use or rental tax and other monetary obligations of Tenant to Landlord under the terms of this Lease (such other monetary obligations are herein referred to as “Additional Rent”) in lawful money of the United States, without offset or deduction, in advance on or before the first day of each month. Base Rent and Additional Rent for any period during the term hereof which is for less than one full month shall be prorated based upon the actual number of days of the month involved. Payment of Base Rent and Additional Rent shall be made to Landlord at its address stated herein or to such other persons or at such other addresses as Landlord may from time to time designate in writing to Tenant. Base Rent and Additional Rent are collectively referred to as “Rent.” All monetary obligations of Tenant to Landlord under the terms of this Lease are deemed to be Rent.

4.2 Operating Expenses. Tenant shall pay to Landlord on the first day of each month during the term hereof, in addition to the Base Rent, Tenant’s Share of all Operating Expenses in accordance with the following provisions:

(a) “Operating Expenses” are all costs incurred by Landlord relating to the ownership and operation of the Industrial Center, Building, and Premises including, but not limited to, the following:

(i) Expenses relating to the operation, repair, maintenance, and replacement of the Common Areas in a neat, clean, good order, and condition, including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, rail spurs, landscaped areas, striping, bumpers, irrigation systems, drainage systems, lighting facilities, fences and gates, exterior signs, and tenant directories.

(ii) Water, gas, electricity, telephone, and other utilities servicing the Common Areas or not paid for directly by other tenants of the Industrial Center.

(iii) Trash disposal (except within the Premises), janitorial services, snow removal, property management, and security services.

(iv) Intentionally deleted.

(v) Real Property Taxes.

(vi) Premiums for the insurance policies maintained by Landlord under Paragraph 8 hereof including, but not limited to any environmental monitoring and insurance programs.

(vii) Monthly amortization of capital improvements to the Common Areas and the Building. The monthly amortization of any given capital improvement shall be the sum of the (a) quotient obtained by dividing the cost of the capital improvement by Landlord’s reasonable estimate of the number of months of useful life of such improvement plus (b) an amount equal to the cost of the capital improvement times 1/12 of the lesser of 8% or the maximum annual interest rate permitted by law.

(viii) Maintenance of the Building including, but not limited to, painting, caulking, and repair and replacement of Building components, including, but not limited to, roof membrane, elevators, and fire detection and sprinkler systems.

(ix) Heating, ventilating, and air conditioning systems (“HVAC”).

(x) If Tenant fails to maintain the Premises, any expense incurred by Landlord for such maintenance.

Notwithstanding anything to the contrary herein, Operating Expenses shall not include and Tenant shall in no event have any obligation to perform or to pay directly, or to reimburse Landlord for, all or any portion of the following: (a) costs occasioned by casualties or condemnation (which costs are addressed in Paragraph 9.2); (b) costs to correct any construction defect in the Industrial Center or to comply with any Applicable Requirement applicable to the Industrial Center on the Commencement Date except for those costs arising from Tenant’s specific use of the Premises or any improvements made by or for Tenant; (c) increases in insurance costs caused by the activities of another occupant of the Industrial Center; (d) costs incurred in connection with the presence of any Hazardous Substance, except to the extent caused by the release or emission of the Hazardous Substance in question by Tenant or the exacerbation of any condition caused by the activities of Tenant or any improvements installed by or for Tenant; (e) interest, charges and fees incurred on debt and rent under any lease that is superior to this Lease; (f) expense reserves; (g) costs which could properly be capitalized under generally accepted accounting principles (including insurance deductibles), except to the extent amortized as set forth in subpart (vii) above; (h) costs for services not provided to Tenant under this Lease or of a nature that are payable directly by Tenant under this Lease; (i) co-insurance payments; (j) profit or compensation retained by Landlord or its affiliates for management and administration of the Industrial Center in excess of amounts charged by other institutional landlords leasing comparable space in the vicinity of the Premises; and (k) costs to construct new buildings or facilities at the Industrial Center.

(b) Tenant’s Share of Operating Expenses that are not specifically attributed to the Premises or Building (“Common Area Operating Expenses”) shall be that percentage shown in Paragraph 1.5(a). Tenant’s Share of Operating Expenses that are attributable to the Building (“Building Operating Expenses”) shall be that percentage shown in Paragraph 1.5(b). Landlord in its reasonable discretion shall determine which Operating Expenses are Common Area Operating Expenses, Building Operating Expenses, or expenses to be entirely borne by Tenant.

(c) The inclusion of the improvements, facilities, and services set forth in Subparagraph 4.2(a) shall not impose any obligation upon Landlord either to have said improvements or facilities or to provide those services.

(d) Tenant shall pay monthly in advance, on the same day that the Base Rent is due, Tenant’s Share of estimated Operating Expenses in the amount set forth in Paragraph 1.6. Landlord shall deliver to Tenant within 90 days after the expiration of each calendar year a reasonably detailed statement showing Tenant’s Share of the actual Operating Expenses incurred during the preceding year. If Tenant’s estimated payments under this Paragraph 4.2(d) during the preceding year exceed Tenant’s Share as indicated on said statement, Tenant shall be credited the amount of such overpayment against Tenant’s Share of Operating Expenses next becoming due or, if the Term has expired, Landlord shall refund such amount to Tenant within thirty (30) days. If Tenant’s estimated payments under this Paragraph 4.2(d) during said preceding year were less than Tenant’s Share as indicated on said statement, Tenant shall pay to Landlord the amount of the deficiency within 30 days after delivery by Landlord to Tenant of said statement. At any time Landlord may adjust the amount of the estimated Tenant’s Share of Operating Expenses to reflect Landlord’s estimate of such expenses for the year. Tenant or its authorized representative shall have the right to inspect the books of Landlord, for the purpose of verifying the information contained in the statement.

5. Security Deposit. Tenant shall deposit with Landlord upon Tenant’s execution hereof the Security Deposit set forth in Paragraph 1.7 as security for Tenant’s faithful performance of Tenant’s obligations under this Lease. If Tenant fails to pay Base Rent or Additional Rent within any applicable notice and cure period or otherwise Defaults under this Lease (as defined in Paragraph 13.1), Landlord may use the Security Deposit for the payment of any amount due Landlord or to reimburse or compensate Landlord for any liability, cost, expense, loss, or damage (including attorneys’ fees) which Landlord may suffer or incur by reason thereof. Tenant shall on demand pay Landlord the amount so used or applied so as to restore the Security Deposit to the amount set forth in Paragraph 1.7. Landlord shall not be required to keep all or any part of the Security Deposit separate from its general accounts. Landlord shall, at the expiration or earlier termination of the term hereof and after Tenant has vacated the Premises return to Tenant that portion of the Security Deposit not used or applied by Landlord. No part of the Security Deposit shall be considered to be held in trust, to bear interest, or to be prepayment for any monies to be paid by Tenant under this Lease. Notwithstanding anything to the contrary, Tenant hereby specifically acknowledges and agrees that Landlord may hold and apply the Security Deposit against future rent damages incurred by Landlord in the event of a default by Tenant under this Lease and Tenant specifically waives the provisions of California Civil Code Section 1950.7 or any statute which would prevent Landlord from making such application.

6. Use.

6.1 Permitted Use. Tenant shall use and occupy the Premises only for the Permitted Use set forth in Paragraph 1.8. Tenant shall not commit any nuisance, permit the emission of any objectionable noise or odor, suffer any waste, make any use of the Premises which is contrary to any law or ordinance, or which will invalidate or increase the premiums for any of Landlord’s insurance. For the avoidance of doubt, the Permitted Use will not invalidate or increase the premiums for any of Landlord’s insurance. Tenant shall not service, maintain, or repair vehicles on the Premises, Building, or Common Areas. Tenant shall not store foods, pallets, drums, or any other materials outside the Premises.

6.2 Hazardous Substances.

(a) Reportable Uses Require Consent. The term, “Hazardous Substance,” as used in this Lease, shall mean any product, substance, chemical, material, or waste whose presence, nature,

quantity, and/or intensity of existence, use, manufacture, disposal, transportation, spill, release, or effect, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment, or the Premises; (ii) regulated or monitored by any governmental authority; or (iii) a basis for potential liability of Landlord to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil, or any products or by-products thereof and per- and polyfluoroalkyl substances (PFAS) which are a group of stable man-made chemicals that allow them to repel both water and oil including perfluorooctanoic acid (PFOA) and perfluorooctanesulfonic acid (PFOS). Tenant shall not engage in any activity in or about the Premises which constitutes a Reportable Use (as hereinafter defined) of Hazardous Substances without the express prior written consent of Landlord and compliance in a timely manner (at Tenant’s sole cost and expense) with all Applicable Requirements (as defined in Paragraph 6.3). “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration, or business plan is required to be filed with, any governmental authority, and (iii) the presence in, on, or about the Premises of a Hazardous Substance with respect to which any Applicable Requirements require that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Tenant may, without Landlord’s prior consent, in compliance with all Applicable Requirements, use any ordinary and customary materials reasonably required to be used by Tenant in the normal course of the Permitted Use, so long as such use does not expose the Premises or neighboring properties to any meaningful risk of contamination or damage, or expose Landlord to any liability therefor.

(b) Duty to Inform Landlord. If Tenant knows, or has reasonable cause to believe, that a Hazardous Substance is located in, under, or about the Premises or the Building in violation of Applicable Requirements, Tenant shall immediately give Landlord written notice thereof, together with a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action, or proceeding given to, or received from, any governmental authority or private party concerning the presence, spill, release, discharge of, or exposure to such Hazardous Substance. Tenant shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including, without limitation, through the plumbing or sanitary sewer system) in violation of Applicable Requirements.

(c) Indemnification. Tenant shall indemnify, protect, defend, and hold Landlord, Landlord’s affiliates, Lenders, and the officers, directors, shareholders, partners, employees, managers, independent contractors, attorneys, and agents of the foregoing (“Landlord Entities”) and the Premises harmless from and against any and all damages, liabilities, judgments, costs, claims, liens, expenses, penalties, loss of permits, and attorneys’ and consultants’ fees arising out of or involving any Hazardous Substance on or brought onto the Premises by or for Tenant or by any of Tenant’s employees, agents, contractors, servants, visitors, suppliers, or invitees (such employees, agents, contractors, servants, visitors, suppliers, and invitees as herein collectively referred to as “Tenant Entities”) in violation of Applicable Requirements. Tenant’s obligations under this Paragraph 6.2(c) shall include, but not be limited to, the effects of any contamination or injury to person, property, or the environment created or suffered by Tenant, and the cost of investigation (including consultants’ and attorneys’ fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved. Tenant’s obligations under this Paragraph 6.2(c) shall survive the Expiration Date or earlier termination of this Lease.

6.3 Tenant’s Compliance with Requirements. Tenant shall, at Tenant’s sole cost and expense, fully, diligently, and in a timely manner comply with all “Applicable Requirements,” which term is used in this Lease to mean all laws, rules, regulations, ordinances, directives, covenants, easements, and restrictions of record, permits, and the requirements of any applicable fire insurance underwriter or rating bureau, relating in any manner to the Premises (including but not limited to matters pertaining to (a) industrial hygiene, (b) environmental conditions on, in, under, or about the Premises, including soil and groundwater conditions, caused by or for Tenant and (c) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill, or release of any Hazardous Substance by or for Tenant), now in effect or which may hereafter come into effect. Tenant shall, within 5 days after receipt of Landlord’s written request, provide Landlord with copies of all documents and information evidencing Tenant’s compliance with any Applicable Requirements, and shall immediately upon receipt notify Landlord in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint, or report pertaining to or involving failure by Tenant or the Premises to comply with any Applicable Requirements. Notwithstanding anything to the contrary herein, Tenant shall not be required to comply with or cause the Premises to comply with any Applicable Requirements requiring the construction of alterations unless such compliance is necessitated due to Tenant’s particular use of the Premises or any alterations or improvements to the Premises made by or for Tenant.

6.4 Inspection; Compliance with Law. In addition to Landlord’s environmental monitoring and insurance program, the cost of which is included in Operating Expenses, Landlord and the holders of any mortgages, deeds of trust, or ground leases on the Premises (“Lenders”) shall have the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times and in accordance with Paragraph 16.14, for the purpose of inspecting the condition of the Premises and for verifying compliance by Tenant with this Lease and all Applicable Requirements. Landlord shall be entitled to employ experts and/or consultants in connection therewith to advise Landlord with respect to Tenant’s installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance on or from the Premises. The cost and expenses of any such inspections shall be paid by the party requesting same unless a violation of Applicable Requirements by or for Tenant exists or is imminent in which case Tenant shall, upon request, reimburse Landlord or Landlord’s Lender, as the case may be, for the costs and expenses of such inspections. Within fifteen (15) days of Landlord’s written request, Tenant agrees to deliver to Landlord such information and/or documents as Landlord requires for Landlord to comply with California Public Resources Code Section 25402.10, or successor statute(s), and California Energy Commission adopted regulations set forth in California Code of Regulations, Title 20, Division 2, Chapter 4, Article 9, Sections 1680-1685, and successor and related California Code of Regulations, relating to commercial building energy ratings. Landlord makes the following statement based on Landlord’s actual knowledge in order to comply with California Civil Code Section 1938: The Building and Premises have not undergone an inspection by a Certified Access Specialist (CASp). A CASp can inspect the Premises and determine whether the Premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the Premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the Premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the Premises.

7. Maintenance, Repairs, Trade Fixtures and Alterations.

7.1 Tenant’s Obligations. Subject to the provisions of Paragraph 7.2 (Landlord’s Obligations), Paragraph 9 (Damage or Destruction), and Paragraph 14 (Condemnation), Tenant shall, at Tenant’s sole cost and expense and at all times, keep the Premises and every part thereof in good order, condition, and repair (whether or not such portion of the Premises requiring repair, or the means of repairing the same, are reasonably or readily accessible to Tenant and whether or not the need for such repairs occurs as a result of Tenant’s use, any prior use, the elements, or the age of such portion of the Premises) including, without limiting the generality of the foregoing, all equipment or facilities specifically serving the Premises, such as plumbing, heating, ventilating and air conditioning systems, electrical, lighting facilities, boilers, fired or unfired pressure vessels, fire hose connectors if within the Premises, fixtures, interior walls, interior surfaces of exterior walls, ceilings, floors, windows, doors, plate glass, and skylights, but excluding any items which are the responsibility of Landlord pursuant to Paragraph 7.2 below. Tenant’s obligations shall include restorations, replacements, or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition, and state of repair including, but not limited to a obtaining and maintaining, at Tenant’s sole cost and expense, a service contract (“HVAC Contract”), with a licensed HVAC contractor (“HVAC Contractor”) approved by Landlord in advance, providing for the maintenance and repair of the HVAC and providing for at least quarterly maintenance of the HVAC by the HVAC Contractor. If Tenant fails to obtain or maintain the HVAC Contract, fails to perform any maintenance or repairs suggested or required by the HVAC Contractor, or fails to perform any of Tenant’s Obligations under this Paragraph 7.1, after five (5) days written notice from Landlord to Tenant, Landlord may, at Tenant’s sole cost and expense plus an administrative fee payable by Tenant to Landlord, as Rent, equal to fifteen percent (15%) of such cost and expense, obtain and maintain the HVAC Contract, authorize or perform any repairs or maintenance suggested or required by the HVAC Contractor, perform such Tenant’s Obligations or authorize or perform any repairs, replacements or maintenance which would be Tenant’s Obligations as deemed reasonably necessary by Landlord.

7.2 Landlord’s Obligations. Subject to the provisions of Paragraph 6 (Use), Paragraph 7.1 (Tenant’s Obligations), Paragraph 9 (Damage or Destruction), and Paragraph 14 (Condemnation), Landlord, at its expense and not subject to the reimbursement requirements of Paragraph 4.2, shall keep in good order, condition, and repair the roof structure, foundations and exterior walls of the Building and utility systems within the Industrial Center, except to the extent that any repair was caused by the negligent or intentional acts or omissions of Tenant or its agents and Landlord is unable to collect on any insurance coverage which would reimburse Landlord for such repair; provided, that, Landlord shall be responsible for such repair if Landlord’s inability to collect on such insurance coverage is caused by Landlord’s failure to maintain the insurance required hereunder. Landlord, subject to reimbursement pursuant to Paragraph 4.2, shall keep in good order, condition, and repair the Building roof membrane and Common Areas. Notwithstanding anything to the contrary herein, all capital improvements, repairs and replacements to the Building or the Common Areas shall be performed by Landlord and amortized in the manner set forth in Paragraph 4.2(a)(vii) of this Lease.

7.3 Alterations. Tenant shall not make nor cause to be made any alterations or installations in, on, under, or about the Premises without Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned, or delayed. Notwithstanding anything to the contrary herein, Tenant’s trade fixtures, furniture, equipment and other personal property installed in the Premises including, without limitation, any programmable oligonucleotide delivery systems (collectively, “Tenant’s Property”) shall at all times be and remain Tenant’s property. At any time Tenant may remove Tenant’s Property from the Premises, provided that Tenant repairs all damage caused by such removal.

7.4 Surrender/Restoration. Tenant shall surrender the Premises by the end of the last day of the Lease term or any earlier termination date, clean and free of debris and in good operating order, condition, and state of repair, ordinary wear and tear, casualty, condemnation, and repairs that Tenant is not responsible for hereunder excepted and in accordance with the Move-Out Standards, Exhibit D to this Lease. Without limiting the generality of the above, Tenant shall remove all tenant improvements designated by Landlord in Landlord’s sole discretion at the time it provides its consent thereto), personal property, trade fixtures, and floor bolts, patch all floors, and cause all lights to be in good operating condition. Further, pursuant to Tenant’s maintenance, repair and replacement obligations under Section 7.1 of this Lease and subject to the foregoing limitations in this Section 7.4, on surrender of the Premises, the Storage Area shall be in good order and condition with all improvements removed to the extent specifically set forth in this Lease and all damage repaired.

8. Insurance; Indemnity.

8.1 Payment of Premiums. The cost of the premiums for the insurance policies maintained by Landlord under this Paragraph 8 shall be a Common Area Operating Expense reimbursable pursuant to Paragraph 4.2 hereof. Premiums for policy periods commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Commencement Date and Expiration Date.

8.2 Tenant’s Insurance.

(a) At its sole cost and expense, Tenant shall maintain in full force and effect during the Term of the Lease the following insurance coverages insuring against claims which may arise from or in connection with the Tenant’s operation and use of the Premises.

(i) Commercial General Liability insurance with minimum limits of $2,000,000 per occurrence and $4,000,000 general aggregate for bodily injury, personal injury, and property damage. Such insurance shall be endorsed to include Landlord and Landlord Entities as additional insureds, shall be primary and noncontributory with any Landlord insurance, and shall provide severability of interests between or among insureds.

(ii) Workers’ Compensation insurance with statutory limits and Employers Liability with a $1,000,000 per accident limit for bodily injury or disease.

(iii) Automobile liability insurance covering all owned, nonowned, and hired vehicles with a $1,000,000 per accident limit for bodily injury and property damage.

(iv) Property insurance against “all risks” at least as broad as the current ISO Special Form policy, for loss to any tenant improvements or betterments installed by or for Tenant, floor and wall coverings, and business personal property on a full insurable replacement cost basis with no coinsurance clause, and Business Income insurance covering at least six months of loss of income and continuing expense.

(b) Tenant shall deliver to Landlord certificates of all insurance reflecting evidence of required coverages prior to initial occupancy, and annually thereafter.

(c) If, in the reasonable opinion of Landlord’s insurance advisor, the amount or scope of such coverage is deemed inadequate at any time during the Term, Tenant shall increase such coverage to such reasonable amounts or scope as Landlord’s advisor deems adequate; provided that such increase is consistent with the requirements of other institutional landlords leasing industrial space in the vicinity of the Premises.

(d) All insurance required under Paragraph 8.2 (i) shall be issued by insurers licensed to do business in the state in which the Premises are located and which are rated A:VII or better by Best’s Key Rating Guide and (ii) Tenant shall provide at least 30-days prior notification of cancellation or material reduction in coverage to said additional insureds.

8.3 Landlord’s Insurance. Landlord shall be obligated to, maintain “all risks” coverage as broad as the current ISO Special Form policy, including earthquake and flood, covering the buildings within the Industrial Center, Commercial General Liability insurance, and such other insurance in such amounts and covering such other liability or hazards as deemed appropriate by Landlord. The amount and scope of coverage of Landlord’s insurance shall be determined by Landlord from time to time in its sole discretion and shall be subject to such deductible amounts as Landlord may elect. Landlord shall have the right to reduce or terminate any insurance or coverage not otherwise required herein.

8.4 Waiver of Subrogation. Notwithstanding anything to the contrary herein, to the extent permitted by law and with permission of their insurance carriers, Landlord and Tenant each waive and release any right to recover against the other on account of any and all claims Landlord or Tenant may have against the other that arise from a risk that is covered by property insurance actually carried, required to be carried hereunder, or which would normally be covered by “all risk” property insurance. All of Landlord’s and Tenant’s repair and indemnity obligations under this Lease shall be subject to the waiver and release contained in this paragraph.

8.5 Indemnity. Except to the extent caused by Landlord’s or the Landlord Entities’ negligence, willful misconduct, or violation of this Lease, Tenant shall protect, defend, indemnify, and hold Landlord and Landlord Entities harmless from and against any and all loss, claims, liability, or costs (including court costs and attorneys’ fees) incurred by reason of:

(a) any damage to any property (including but not limited to property of any Landlord Entity) or death, bodily, or personal injury to any person occurring in or about the Premises, the Building, or the Industrial Center to the extent that such injury or damage shall be caused by or arise from any actual or alleged act, neglect, fault, or omission by or of Tenant, its agents, servants, employees, invitees, contractors, suppliers, subtenants, or visitors;

(b) the conduct or management of any work or anything whatsoever done by the Tenant on or about the Premises or from transactions of the Tenant concerning the Premises;

(c) Tenant’s failure to comply with any and all governmental laws, ordinances, and regulations applicable to the condition or use of the Premises or its occupancy; or

(d) any breach or default on the part of Tenant in the performance of any covenant or agreement to be performed pursuant to this Lease.

The provisions of this Paragraph 8.5 shall, with respect to any claims or liability accruing prior to such termination, survive the Expiration Date or earlier termination of this Lease.

8.6 Exemption of Landlord from Liability. Except to the extent caused by the gross negligence or willful misconduct of Landlord or Landlord’s violation of this Lease, neither Landlord nor Landlord Entities shall be liable for and Tenant waives any claims against Landlord and Landlord Entities for injury or damage to the person or the property of Tenant, Tenant’s employees, contractors, invitees, customers or any other person in or about the Premises, Building or Industrial Center from any cause whatsoever, including, but not limited to, damage or injury which is caused by or results from (i) fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, heating, ventilating, air conditioning or lighting fixtures or (ii) from the condition of the Premises, other portions of the Building or Industrial Center. Landlord shall not be liable for any damages arising from any act or neglect of any other tenants of Landlord or any subtenant or assignee of such other tenants nor from the failure by Landlord to enforce the provisions of any other lease in the Industrial Center. Notwithstanding Landlord’s negligence, gross negligence, or breach of this Lease, Landlord shall under no circumstances be liable for (a) injury to Tenant’s business, for any loss of income or profit therefrom or any indirect, consequential or punitive damages or (b) any damage to property or injury to persons arising from any act of God or war, violence or insurrection including, but not limited to, those caused by earthquakes, hurricanes, storms, drought, floods, acts of terrorism, and/or riots.

9. Damage or Destruction.

9.1 Termination Right. Tenant shall give Landlord immediate written notice of any damage to the Premises. Subject to the provisions of Paragraph 9.2, if the Premises or the Building shall be damaged to such an extent that there is substantial interference for a period exceeding 270 consecutive days with the conduct by Tenant of its business at the Premises, Tenant, at any time prior to commencement of repair of the Premises and following 10 days written notice to Landlord, may terminate this Lease effective 30 days after delivery of such notice to Landlord. Such termination shall not excuse the performance by Tenant of those covenants which under the terms hereof survive termination. Rent shall be abated in proportion to the degree of interference during the period that there is such substantial interference with the conduct of Tenant’s business at the Premises. Abatement of rent and Tenant’s right of termination pursuant to this provision shall be Tenant’s sole remedy for failure of Landlord to keep in good order, condition, and repair the foundations and exterior walls of the Building, Building roof, utility systems outside the Building, the Common Areas, and HVAC. In the event Tenant does not terminate the Lease pursuant to this Paragraph 9.1, Landlord shall restore the Premises to the condition existing prior to the damage as soon as reasonably practicable. Notwithstanding the foregoing, to the extent insurance proceeds actually received by Landlord are insufficient to restore such damage and such insufficiency is not caused by Landlord’s failure to maintain the insurance required under this Lease, Landlord shall have the right to terminate this Lease upon notice to Tenant unless Tenant agrees to pay such deficiency.

9.2 Damage Caused by Tenant. Tenant’s termination rights under Paragraph 9.1 shall not apply if the damage to the Premises or Building is the result of the willful misconduct of Tenant or of any of Tenant’s agents, employees, customers, invitees, or contractors (“Tenant Acts”). Any damage resulting from a Tenant Act shall be promptly repaired by Tenant. Landlord at its option may at Tenant’s expense repair any damage caused by Tenant Acts. Tenant shall continue to pay all rent and other sums due hereunder and shall be liable to Landlord for all damages that Landlord may sustain resulting from a Tenant Act.

10. Real Property Taxes.

10.1 Payment of Real Property Taxes. Landlord shall pay the Real Property Taxes due and payable during the term of this Lease and, except as otherwise provided in Paragraph 10.3, such payments shall be a Common Area Operating Expense reimbursable pursuant to Paragraph 4.2.

10.2 Real Property Tax Definition. As used herein, the term “Real Property Taxes” is any form of tax or assessment, general, special, ordinary, or extraordinary, imposed or levied upon (a) the Industrial Center or Building, (b) any interest of Landlord in the Industrial Center or Building, (c) Landlord’s right to rent or other income from the Industrial Center or Building, and/or (d) Landlord’s business of leasing the Premises including, but not limited to, any tax on receipts or rent. Real Property Taxes include (a) any license fee, commercial rental tax, excise tax, improvement bond or bonds, levy, or tax; (b) any tax or charge which replaces or is in addition to any of such above-described “Real Property Taxes,” and (c) any fees, expenses, or costs (including attorneys’ fees, expert fees, and the like) incurred by Landlord in protesting or contesting any assessments levied or any tax rate. Real Property Taxes for tax years commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Commencement Date and Expiration Date.

10.3 Additional Improvements. Operating Expenses shall not include Real Property Taxes attributable to improvements placed upon the Industrial Center by other tenants or by Landlord for the exclusive enjoyment of such other tenants. Tenant shall, however, pay to Landlord at the time Operating Expenses are payable under Paragraph 4.2, the entirety of any increase in Real Property Taxes if assessed by reason of improvements placed upon the Premises by Tenant or at Tenant’s request.

10.4 Joint Assessment. If the Building is not separately assessed, Real Property Taxes allocated to the Building shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed.

10.5 Tenant’s Property Taxes. Tenant shall pay prior to delinquency all taxes assessed against and levied upon Tenant’s improvements, fixtures, furnishings, equipment, and all personal property of Tenant contained in the Premises or stored within the Industrial Center.

11. Utilities. Tenant shall pay directly to any public utility provider or to Landlord, if Landlord provides such services, for all utilities and services supplied to the Premises, including but not limited to electricity, telephone, security, gas, and cleaning of the Premises, together with any taxes thereon.

12. Assignment and Subletting

12.1 Landlord’s Consent Required.

(a) Tenant shall not assign, transfer, mortgage, or otherwise transfer or encumber (collectively, “assign”) or sublet all or any part of Tenant’s interest in this Lease or in the Premises without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Relevant criteria in determining reasonability of consent include, but are not limited to, credit history of a proposed assignee or sublessee, references from prior landlords, any change or intensification of use of the Premises or the Common Areas, and any limitations imposed by the Internal Revenue Code and the Regulations promulgated thereunder relating to Real Estate Investment Trusts. Assignment or sublet shall not release Tenant from its obligations hereunder. Tenant shall not (i) sublet, assign, or enter into other arrangements in which the amounts to be paid by the sublessee or assignee thereunder would be based, in whole or in part, on the income or profits derived by the business activities of the sublessee or assignee; (ii) sublet the Premises or assign this Lease to any person or entity in which Landlord owns an interest, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Internal Revenue Code (the “Code”); or (iii) sublet the Premises or assign this Lease in any other manner which could cause any portion of the amounts received by Landlord pursuant to this Lease or any sublease to fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or which could cause any other income received by Landlord to fail to qualify as income described in Section 856(c)(2) of the Code. The requirements of this Section 12.1 shall apply to any further subleasing by any subtenant. Notwithstanding the foregoing, in the event of any assignment or subletting to which Landlord consents, Landlord shall receive fifty percent (50%), in the event of a sublease, of any rent received by Tenant above the rent then being paid by Tenant to Landlord less any legal fees, tenant improvement costs, commissions or marketing expense paid by Tenant for such sublease. In addition, Landlord shall receive fifty percent (50%), in the event of an assignment, of any profit derived by Tenant from such assignment less any legal fees, tenant improvements costs, commissions or marketing expense paid by Tenant for such assignment.

(b) A change in the control of Tenant shall constitute an assignment requiring Landlord’s consent. The transfer, on a cumulative basis, of 50% or more of the voting control of Tenant shall constitute a change in control for this purpose.

(c) Notwithstanding anything to the contrary herein, Tenant may, without Landlord’s prior written consent but with not less than 20 days’ prior written notice detailing the nature of the transaction, without constituting an assignment or sublease hereunder, and without being subject to Landlord’s profit sharing rights, (1) undergo a change of control, or (2) sublet the Premises or assign this Lease to (a) an entity controlling, controlled by or under common control with Tenant, (b) an entity related to Tenant by merger, consolidation or reorganization, or (c) a purchaser of a substantial portion of Tenant’s assets provided such transferee has an equity valuation equal to or greater than $200,000,000.

13. Default; Remedies.

13.1 Default. The occurrence of any one of the following events shall constitute an event of default on the part of Tenant (“Default”):

(a) The abandonment of the Premises by Tenant;

(b) Failure to pay any installment of Base Rent, Additional Rent, or any other monies due and payable hereunder, said failure continuing for a period of 3 days after notice from Landlord that the same is delinquent;

(c) A general assignment by Tenant or any guarantor for the benefit of creditors;

(d) The filing of a voluntary petition of bankruptcy by Tenant or any guarantor; the filing of a voluntary petition for an arrangement; the filing of a petition, voluntary or involuntary, for reorganization; or the filing of an involuntary petition by Tenant’s creditors or guarantors to the extent the same is not dismissed within sixty (60) days;

(e) Receivership, attachment, or other judicial seizure of the Premises or all or substantially all of Tenant’s assets on the Premises to the extent the same is not dismissed within sixty (60) days;

(f) Failure of Tenant to maintain insurance as required by Paragraph 8.2;

(g) Any breach by Tenant of its covenants under Paragraph 6.2, if such breach continues for a period of 10 days after notice from Landlord of the same;

(h) Failure in the performance of any of Tenant’s covenants, agreements, or obligations hereunder (except those failures specified as events of Default in other Paragraphs of this Paragraph 13.1 which shall be governed by such other Paragraphs), which failure continues for 20 days after written notice thereof from Landlord to Tenant; provided that, if Tenant has exercised reasonable diligence to cure such failure and such failure cannot be cured within such 20-day period despite reasonable diligence, Tenant shall not be in default under this subparagraph unless Tenant fails thereafter diligently and continuously to prosecute the cure to completion;

(i) intentionally deleted; and

(j) The default of any guarantors of Tenant’s obligations hereunder under any guaranty of this Lease, or the attempted repudiation or revocation of any such guaranty.

13.2 In the event of any Default by Tenant, Landlord shall have the remedies set forth in the Addendum attached hereto entitled “Landlord’s Remedies in Event of Tenant Default.”

13.3 Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges. Accordingly, if any installment of Rent or other sum due from Tenant shall not be received by Landlord or Landlord’s designee within 4 days after such amount shall be due, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord a late charge equal to 5% of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s Default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. In addition, should Landlord be unable to negotiate any payment made by Tenant on the first attempt by Landlord and without any notice to Tenant, Tenant shall pay to Landlord a fee of $50.00 per item which the parties hereby agree represents a fair and reasonable estimate of the costs Landlord will incur by reason of Landlord’s inability to negotiate such item(s). Notwithstanding anything to the contrary herein, before assessing a late charge, fee or interest for the first time in any thirty-six (36) month period, Landlord shall provide Tenant written notice of the delinquency, and shall waive such late charge if Tenant pays such delinquency within five (5) days thereafter.

13.4 Landlord’s Default. If Landlord fails to perform any of its obligations under this Lease and (except in case of emergency posing an immediate threat to persons or property, in which case no prior notice shall be required) fails to cure such default within thirty (30) days after written notice from Tenant specifying the nature of such default where such default could reasonably be cured within said thirty (30) day period, or fails to commence such cure within said thirty (30) day period and thereafter continuously with due diligence prosecute such cure to completion where such default could not reasonably be cured within said thirty (30) day period, then Landlord shall be in default under this Lease.

14. Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of exercise of said power (all of which are herein called “condemnation”), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 10% of the floor area of the Premises, or more than 25% of the portion of the Common Areas designated for Tenant’s parking, is taken by condemnation, Tenant may, at Tenant’s option, to be exercised in writing within 10 days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within 10 days after the condemning authority shall have taken possession), terminate this Lease as of the date the condemning authority takes such possession. If Tenant does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in the same proportion as the rentable floor area of the Premises taken bears to the total rentable floor area of the Premises. No reduction of Base Rent shall occur if the condemnation does not apply to any portion of the Premises. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord; provided, however, that Tenant shall be entitled to any compensation, separately awarded to Tenant, for Tenant’s relocation expenses and/or loss of Tenant’s trade fixtures and improvements. In the event that this Lease is not terminated by reason of such condemnation, Landlord shall to the extent of its net severance damages in the condemnation matter, repair any damage to the Premises caused by such condemnation authority.

15. Estoppel Certificate and Financial Statements.

15.1 Estoppel Certificate. Each party (herein referred to as “Responding Party”) shall within 10 days after written notice from the other Party (the “Requesting Party”) execute, acknowledge, and deliver to the Requesting Party, to the extent it can truthfully do so, an estoppel certificate in a form reasonably acceptable to the Requesting Party, or any of Landlord’s lenders or any prospective purchasers of the Premises or the Industrial Center as the case may be, plus such additional information, confirmation, and statements as be reasonably requested by the Requesting Party. Should Tenant fail to deliver an executed and acknowledged estoppel certificate to Landlord as prescribed herein, Tenant hereby authorizes Landlord to act as Tenant’s attorney-in-fact in executing such estoppel certificate or, at Landlord’s option, Tenant shall pay a fee of $100.00 per day (“Estoppel Delay Fee”) for each day after the 10 days’ written notice in which Tenant fails to comply with this requirement.

15.2 Financial Statement. If Landlord desires to finance, refinance, or sell the Building, Industrial Center, or any part thereof, Tenant and all Guarantors shall deliver to any potential lender or purchaser designated by Landlord the most recently prepared financial statements of Tenant and such Guarantors as may be reasonably required by such lender or purchaser, including but not limited to Tenant’s financial statements for the past 3 years. All such financial statements shall be received by Landlord and such lender or purchaser in confidence and shall be used only for the purposes herein set forth. Notwithstanding anything to the contrary, Tenant acknowledges and agrees that any financial statements submitted by Tenant to Landlord are being relied upon by Landlord in entering into this Lease and extending any credit to Tenant and to the extent that such financial statements are materially false or incorrect and Tenant submitted such statements with knowledge of such false or incorrect information, Landlord, upon such discovery, may terminate this Lease. Further, Landlord specifically reserves all rights it may have to object to a discharge or reorganization by Tenant in any bankruptcy proceeding filed by or against Tenant based upon such materially false or incorrect financial statements.

16. Additional Covenants and Provisions.

16.1 Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall not affect the validity of any other provision hereof.

16.2 Interest on Past-Due Obligations. Any monetary payment due Landlord hereunder not received by Landlord within 10 days following the date on which it was due shall bear interest from the date due at 12% per annum, but not exceeding the maximum rate allowed by law in addition to the late charge provided for in Paragraph 13.3.

16.3 Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

16.4 Landlord Liability. Tenant, its successors, and assigns shall not assert nor seek to enforce any claim for breach of this Lease against any of Landlord’s assets other than Landlord’s interest in the Industrial Center. Tenant agrees to look solely to such interest for the satisfaction of any liability or claim against Landlord under this Lease. In no event whatsoever shall Landlord (which term shall include, without limitation, any general or limited partner, trustees, beneficiaries, officers, directors, or stockholders of Landlord) ever be personally liable for any such liability.

16.5 No Prior or Other Agreements. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and supersedes all prior or contemporaneous oral or written agreements or understandings.

16.6 Notice Requirements. All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand, messenger, or courier service) or may be sent by regular, certified, or registered mail or by any nationally recognized overnight courier that guarantee next-day delivery, with postage prepaid. The addresses noted adjacent to a Party’s signature on this Lease shall be that Party’s address for delivery or mailing of notice purposes. Either Party may by written notice to the other specify a different address for notice purposes. A copy of all notices required or permitted to be given to Landlord hereunder shall be concurrently transmitted to such party or parties at such addresses as Landlord may from time to time hereafter designate by written notice to Tenant.

16.7 Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail, the notice shall be deemed given 48 hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by an overnight courier that guarantees next-day delivery shall be deemed given 24 hours after delivery of the same to the courier. If notice is received or deemed received on a Saturday, Sunday, or legal holiday, it shall be deemed received on the next business day.

16.8 Waivers. No waiver by Landlord of a Default by Tenant shall be deemed a waiver of any other term, covenant, or condition hereof, or of any subsequent Default by Tenant of the same or any other term, covenant, or condition hereof. In addition the acceptance by Landlord of any rent or other payment after it is due, whether or not a notice of default has been served or any action has been filed by Landlord thereon, shall not be deemed a waiver of Landlord’s rights to proceed on any notice of default or action which has been filed against Tenant based upon Tenant’s breach of the Lease.

16.9 Holdover. Tenant has no right to retain possession of the Premises or any part thereof beyond the expiration or earlier termination of this Lease. If Tenant holds over with or without the consent of Landlord: (a) the Base Rent payable shall be increased to 150% of the Base Rent applicable during the month immediately preceding such expiration or earlier termination; and (b) all other terms and conditions of this Lease shall continue to apply. Nothing contained herein shall be construed as consent by Landlord to any holding over by Tenant. Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all claims, demands, actions, losses, damages, obligations, costs, and expenses, including, without limitation, attorneys’ fees incurred or suffered by Landlord by reason of Tenant’s failure to surrender the Premises on the expiration or earlier termination of this Lease in accordance with the provisions of this Lease.

16.10 Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies in law or in equity.

16.11 Binding Effect: Choice of Law. This Lease shall be binding upon the Parties, their personal representatives, successors, and assigns, and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

16.12 Landlord. The covenants and obligations contained in this Lease on the part of Landlord are binding on Landlord, its successors, and assigns only during their respective period of ownership of an interest in the Building. In the event of any transfer or transfers of such title to the Building and following the assumption or assumptions of Landlord’s obligations hereunder, Landlord (and, in the case of any subsequent transfers or conveyances, the then grantor) shall be concurrently freed and relieved from and after the date of such transfer or conveyance, without any further instrument or agreement, of all liability with respect to the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed.

16.13 Attorneys’ Fees and Other Costs. If any Party brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding shall be entitled to reasonable attorneys’ fees. The term “Prevailing Party” shall include, without limitation, a Party who substantially obtains or defeats the relief sought. Landlord shall be entitled to attorneys’ fees, costs, and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting breach, to the extent set forth in subpart (i) of Addendum 1 to this Lease. Tenant shall reimburse Landlord on demand for all actual reasonable legal, engineering, and other professional services expenses incurred by Landlord in connection with all requests by Tenant or any lender of Tenant for consent, waiver or approval of any kind.

16.14 Landlord’s Access; Showing Premises; Repairs. Landlord and Landlord’s agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times upon 1 business day prior notice for the purpose of showing the same to prospective purchasers, lenders, or tenants, and making such alterations, repairs, improvements, or additions to the Premises or to the Building, as Landlord is required to perform hereunder. Landlord may at any time place on or about the Premises or Building any ordinary “For Sale” signs , and Landlord may at any time during the last 180 days of the Term hereof place on or about the Premises any ordinary “For Lease” signs. Notwithstanding and in addition to any other obligation of Tenant under this Lease to cooperate with Landlord, Tenant specifically acknowledges and agrees that it shall cooperate with Landlord in making the Premises available for showing to prospective tenants during the last 180 days of the Term and during any Default by Tenant. All such activities of Landlord shall be without abatement of rent or liability to Tenant. Any entry by Landlord and Landlord’s agents shall not materially impair Tenant’s operations more than reasonably necessary, and shall comply with Tenant’s reasonable security measures.

16.15 Signs. Tenant shall not place any signs at or upon the exterior of the Premises or the Building, except that Tenant may, with Landlord’s prior written consent, install (but not on the roof) such signs as are reasonably required to advertise Tenant’s own business so long as such signs are in a location approved by Landlord and comply with sign ordinances and the signage criteria established for the Industrial Center by Landlord. Notwithstanding anything to the contrary, Landlord may place its then customary identification signage and graphics on the Building and Premises provided they do not interfere with any Tenant signs which have been approved by Landlord. Landlord hereby approves Tenant’s installation of such signage on the Building’s façade comparable to that of the existing tenant.

16.16 Termination; Merger. Unless specifically stated otherwise in writing by Landlord, the voluntary or other surrender of this Lease by Tenant, the mutual termination or cancellation hereof, or a termination hereof by Landlord for Default by Tenant, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, Landlord shall, in the event of any such surrender, termination, or cancellation, have the option to continue any one or all of any existing subtenancies. Landlord’s failure within 10 days following any such event to make a written election to the contrary by written notice to the holder of any such lesser interest shall constitute Landlord’s election to have such event constitute the termination of such interest.

16.17 Quiet Possession. Upon payment by Tenant of the Base Rent and Additional Rent for the Premises and the performance of all of the covenants, conditions, and provisions on Tenant’s part to be observed and performed under this Lease, Tenant shall have quiet possession of the Premises for the entire term hereof, subject to all of the provisions of this Lease.

16.18 Subordination; Attornment; Non-Disturbance.

(a) Subordination. This Lease shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or mortgage (collectively, “Mortgage”) now or hereafter placed by Landlord upon the real property of which the Premises are a part, to any and all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements, and extensions thereof. Tenant agrees that any person holding any Mortgage shall have no duty, liability, or obligation to perform any of the obligations of Landlord under this Lease. In the event of Landlord’s default with respect to any such obligation, Tenant will give any Lender, whose name and address have previously been furnished in writing to Tenant, notice of a default by Landlord. Tenant may not exercise any remedies for default by Landlord unless and until Landlord and the Lender shall have received written notice of such default and a reasonable time (not less than 60 days) shall thereafter have elapsed without the default having been cured. If any Lender shall elect to have this Lease superior to the lien of its Mortgage and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such Mortgage. The provisions of a Mortgage relating to the disposition of condemnation and insurance proceeds shall prevail over any contrary provisions contained in this Lease. Landlord represents and warrants that there is no Mortgage affecting the Premises as of the date hereof.

(b) Attornment. Subject to the nondisturbance provisions of subparagraph (c) of this Paragraph 16.18, Tenant agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Mortgage. In the event of such foreclosure, such new owner shall not: (i) be liable for any act or omission of any prior landlord or with respect to events occurring prior to acquisition of ownership, (ii) be subject to any offsets or defenses which Tenant might have against any prior Landlord, or (iii) be liable for security deposits or be bound by prepayment of more than one month’s rent unless, in each case, actually received.

(c) Non-Disturbance. With respect to a Mortgage entered into by Landlord after the execution of this Lease, this Lease shall be subject and subordinate to such Mortgage. Notwithstanding the foregoing, Landlord shall use commercially reasonable efforts to obtain a “nondisturbance agreement” from the Mortgage holder providing that Tenant’s possession pursuant to this Lease will not be disturbed so long as Tenant is not in default and attorns to the record owner of the Premises. Notwithstanding anything to the contrary herein, the subordination of this Lease to any Mortgage shall be conditioned upon Tenant’s receipt from any Mortgage holder of such a “nondisturbance agreement” on the lender’s then current form.

(d) Self-Executing. The agreements contained in this Paragraph 16.18 shall be effective without the execution of any further documents; provided, however, that upon written request from Landlord or a Lender in connection with a sale, financing, or refinancing of Premises, Tenant and Landlord shall execute such further writings as may be reasonably required to separately document any such subordination or nonsubordination, attornment, and/or nondisturbance agreement, as is provided for herein. Landlord is hereby irrevocably vested with full power to subordinate this Lease to a Mortgage.

16.19 Rules and Regulations. Tenant agrees that it will abide by, and to cause its employees, suppliers, shippers, customers, tenants, contractors, and invitees to abide by the Rules and Regulations attached hereto as Exhibit “E”, and any reasonable and non-discriminatory amendments thereto (“Rules and Regulations”) which Landlord may make from time to time for the management, safety, care, and cleanliness of the Common Areas, the parking and unloading of vehicles, and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Industrial Center and their invitees. Landlord shall not be responsible to Tenant for the noncompliance with said Rules and Regulations by other tenants of the Industrial Center.

16.20 Security Measures. Tenant acknowledges that the rental payable to Landlord hereunder does not include the cost of guard service or other security measures. Landlord has no obligations to provide same. Tenant assumes all responsibility for the protection of the Premises, Tenant, its agents, and invitees and their property from the acts of third parties.

16.21 Reservations. Landlord reserves the right to grant such easements that Landlord deems necessary and to cause the recordation of parcel maps, so long as such easements and maps do not unreasonably interfere with the use of the Premises, Storage Area, or the parking areas by Tenant. Tenant agrees to sign any documents reasonably requested by Landlord to effectuate any such easements or maps. Landlord may not, at any time following the execution of this Lease, either directly or through Landlord’s agents, identify Tenant’s name in any marketing materials relating to the Building or Landlord’s portfolio and/or make press releases or other announcements regarding the leasing of the Premises by Tenant, without Tenant’s prior written consent, which may be withheld in its sole discretion.

16.22 Conflict. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

16.23 Offer. Preparation of this Lease by either Landlord or Tenant or Landlord’s agent or Tenant’s agent and submission of same to Tenant or Landlord shall not be deemed an offer to lease. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

16.24 Amendments. This Lease may be modified only in writing, signed by the parties in interest at the time of the modification.

16.25 Multiple Parties. Except as otherwise expressly provided herein, if more than one person or entity is named herein as Tenant, the obligations of such persons shall be the joint and several responsibility of all persons or entities named herein as such Tenant.

16.26 Authority. Landlord or Tenant warrants and represents that each person signing on behalf of such party is authorized to execute and deliver this Lease and to make it a binding obligation of Landlord or Tenant.

16.27 Broker’s Fees. Except for Colliers International, who represents Landlord, and Newmark, who represents Tenant, who shall be paid by separate agreement with Landlord, Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction and Tenant shall indemnify, defend, protect and hold Landlord harmless from and against any claims, losses, liabilities, demands, costs, expenses or causes of action by any broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction.

16.28 No Partnership. Nothing in this Lease creates any relationship between the parties other than that of landlord and tenant, and nothing in this Lease constitutes the Landlord a partner of Tenant or a joint venturer or member of a common enterprise with Tenant.

16.29 Lease Captions. The captions of this Lease are for convenience only and are not a part of this Lease, and do not in any way define, limit, describe, or amplify the terms or provisions of this Lease or the scope or intent thereof.

16.30 Counterparts and Electronic Signatures. This Lease may be executed in multiple counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement. Electronic signatures by PDF via email or facsimile shall be treated as originals for all purposes.

16.31 Interpretation. The parties acknowledge that this Lease is the result of negotiations between the parties, and in construing any ambiguity hereunder no presumption shall be made in favor of either party. No inference shall be made from any item, which has been stricken from this Lease other than the deletion of such item.

16.32 Recording. Neither Tenant nor anyone claiming under Tenant shall record this Lease or any memorandum hereof in any public records without the prior written consent of Landlord.

16.33 Force Majeure. Whenever a period of time is herein prescribed for the taking of any action by Landlord or Tenant, as the case may be, Landlord or Tenant, as applicable, shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, Applicable Requirements, or any other cause whatsoever completely beyond the control of Landlord or Tenant, as applicable. The foregoing provisions of this Paragraph are inapplicable to any payments of money due under this Lease and shall not affect Tenant’s rights under Paragraphs 3.2 and 9.1 above.

16.34 Patriot Act.

(a) Tenant represents and warrants that, to its current actual knowledge, neither Tenant nor its affiliates are in violation of any laws relating to terrorism or money laundering, including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the ”Executive Order”) and/or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public La 107-56, the ”Patriot Act”).

(b) Tenant represents and warrants that, to Tenant’s current actual knowledge, neither Tenant nor any of its affiliates is a “Prohibited Person” which is defined as follows:

(i) a person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order;

(ii) a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order;

(iii) a person or entity with whom Landlord is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering laws or regulations, including the Executive Order and the Patriot Act;

(iv) a person or entity who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order;

(v) a person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/tllsdn.pdf or at any replacement website or other replacement official publication of such list; and

(vi) a person or entity who is affiliated with a person or entity listed above.

(c) Tenant represents and warrants that neither Tenant nor any of its affiliates will: (i) conduct any business or engage in any transaction or dealing with any Prohibited Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (ii) deal in or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order; or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order or the Patriot Act.

(d) Tenant will develop, implement and maintain security and emergency plans for the Premises, which shall be subject to Landlord’s reasonable approval. Reference is made to the BOMA Guide to Security and Emergency Planning (ISBN No. 0-9431-30-28-X) to assist Tenant in developing such plans.

(e) Intentionally deleted.

(f) Tenant covenants and agrees to deliver to Landlord any certification or other evidence requested from time to time by Landlord in its reasonable discretion, confirming Tenant’s compliance with this section.

16.35 Approvals. Whenever this Lease requires an approval, consent, determination or judgment by either Landlord or Tenant, unless another standard is expressly set forth, such approval, consent, determination or judgment and any conditions imposed thereby shall be reasonable and shall not be unreasonably withheld or delayed.

[signatures on following page]

The parties hereto have executed this Lease at the place and on the dates specified below their respective signatures.

Landlord:		Tenant:
Terreno Park Union City LLC		Tenaya Therapeutics, Inc.,
a Delaware limited liability company		a Delaware corporation

By:	Terreno Realty LLC,
	a Delaware limited liability company	By:	/s/ Faraz Ali
	its member	Name:	Faraz Ali
		Its:	CEO

By:	Terreno Realty Corporation,
a Maryland corporation
Telephone:

		Executed at:	South San Francisco

By:	/s/ Cody Saunders
	Cody Saunders, Vice President	on:	2/15/21

Telephone:		ADDRESS

Executed at:	San Francisco, CA	171 Oyster Point Blvd, Suite 500 South San Francisco, CA 94080

on:	2/15/21

ADDRESS

101 Montgomery Street, Suite 200
San Francisco, CA 94104

GLOSSARY

The following terms in the Lease are defined in the paragraphs opposite the terms.

TERM DEFINED IN PARAGRAPH

Additional Rent	4.1
Applicable Requirements	6.3
Assign	12.1
Base Rent	1.4
Basic Provisions	1
Building	1.2
Building Operating Expenses	4.2(b)
Code	12.1(a)
Commencement Date	1.3
Commencement Date Certificate	3.3
Common Area Operating Expenses	4.2(b)
Common Areas	2.2
Condemnation	14
Default	13.1
Expiration Date	1.3
HVAC	4.2(a)(x)
Hazardous Substance	6.2
Indemnity	8.5
Industrial Center	1.2
Landlord	1.1
Landlord Entities	6.2(c)
Lease	1.1
Lenders	6.4
Mortgage	16.18
Operating Expenses	4.2
Party/Parties	1.1
Patriot Act	16.34
Permitted Use	1.8
Premises	1.2
Prevailing Party	16.13
Real Property Taxes	10.2
Rent	4.1
Reportable Use	6.2
Requesting Party	15
Responding Party	15
Rules and Regulations	2.4, 16.19
Security Deposit	1.7, 5
Tenant	1.1
Tenant Acts	9.2
Tenant’s Entity	6.2(c)
Tenant’s Share	1.5
Term	1.3
Use	6.1

ADDENDUM 1

TERRENO REALTY CORPORATION

Landlord’s Remedies in the Event of Tenant Default - California

This Landlord’s Remedies Addendum is a part of the Lease dated February 12, 2021, by and between Terreno Park Union City LLC (“Landlord”) and Tenaya Therapeutics, Inc. (“Tenant”) for the Premises as defined in the Lease.

In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease Landlord shall have any or all of the following remedies:

(a) Termination. Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event that Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant:

(1) the worth at the time of award of any unpaid Rent and any other sums due and payable which have been earned at the time of such termination; plus

(2) the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

(3) the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

(4) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord (i) in retaking possession of the Premises; (ii) in maintaining, repairing, preserving, restoring, replacing, cleaning, the Premises or any portion thereof, including such acts for reletting to a new lessee or lessees; (iii) for leasing commissions; or (iv) for any other costs necessary or appropriate to relet the Premises; plus

(5) such reasonable attorneys’ fees incurred by Landlord as a result of a Default, and costs in the event suit is filed by Landlord to enforce such remedy; and plus

(6) at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law. As used in subparagraphs (1) and (2) above, the “worth at the time of award” is computed by allowing interest at an annual rate equal to twelve percent (12%) per annum or the maximum rate permitted by law, whichever is less. As used in subparagraph (3) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%). Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any Default of Tenant hereunder.

(7) any other remedies allowed by the laws of the state of California.

(b) Continuation of Lease. In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant’s Default and abandonment and recover Rent as it becomes due, provided tenant has the right to sublet or assign, subject only to reasonable limitations).

(c) Re-entry. In the event of any Default by Tenant, Landlord shall also have the right, after terminating this Lease, in compliance with applicable law, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.

(d) Reletting. In the event of the abandonment of the Premises by Tenant or in the event that Landlord shall elect to re-enter or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord elects to terminate this Lease as provided in Paragraph a, Landlord may from time to time, relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to the Premises. Notwithstanding anything to the contrary, Tenant hereby specifically acknowledges and agrees that Landlord may hold and apply the Security Deposit against future rent damages incurred by Landlord in the event of a default by Tenant under this Lease and Tenant specifically waives the provisions of California Civil Code section 1950.7 or any successor statute which would prevent Landlord from making such application.

(e) Election to Terminate. No re-entry or taking of possession of the Premises by Landlord shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction.

(f) Default Payment Remedies. If Tenant fails to pay Rent within applicable notice and cure periods more than two (2) times in any twelve (12) month period or more than three (3) times during the Term or any extension thereof, Landlord, in its sole discretion may demand in writing and Tenant shall pay all future installments of Rent quarterly in advance and all future payments of Rent shall be made by cashier’s check or other certified funds.

(g) Cumulative Remedies. The remedies herein provided are not exclusive and Landlord shall have any and all other remedies provided herein or by law or in equity.

(h) No Surrender. No act or conduct of Landlord, whether consisting of the acceptance of the keys to the Premises, or otherwise, shall be deemed to be or constitute an acceptance of the surrender of the Premises by Tenant prior to the expiration of the Term, and such acceptance by Landlord of surrender by Tenant shall only flow from and must be evidenced by a written acknowledgment of acceptance of surrender signed by Landlord. The surrender of this Lease by Tenant, voluntarily or otherwise, shall not work a merger unless Landlord elects in writing that such merger take place, but shall operate as an assignment to Landlord of any and all existing subleases, or Landlord may, at its option, elect in writing to treat such surrender as a merger terminating Tenant’s estate under this Lease, and thereupon Landlord may terminate any or all such subleases by notifying the sublessee of its election so to do within five (5) days after such surrender.

(i) Notice Provisions Tenant agrees that any notice given by Landlord pursuant to Paragraph 13.1 of the Lease shall satisfy the requirements for notice under California Code of Civil Procedure Section 1161, and Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding. Should Landlord prepare any notice to Tenant for failure to pay rent, additional rent or perform any other obligation under the Lease, Tenant shall pay to Landlord, without any further notice from Landlord, the additional sum of $150.00 which the parties hereby agree represents a fair and reasonable estimate of the costs Landlord will incur by reason of preparing such notice.

(j) Miscellaneous. Every term, condition, agreement, or provision contained in the Lease shall be deemed to be a covenant. The specified remedies to which Landlord may resort under the terms of the Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may be lawfully entitled in case of any breach or threatened breach by Tenant of any provision of the Lease. The failure of either party to insist in any one or more cases upon the strict performance of any of the terms, covenants, conditions, provisions or agreements of the Lease or to exercise any option herein contained shall not be construed as a waiver or a relinquishment for the future of any such term, covenant, condition, provision, agreement or option. A receipt and acceptance by Landlord of Rent or any other payment, or the acceptance of performance of anything required by the Lease to be performed, with knowledge of the breach of any term, covenant, condition, provision or agreement of the Lease, shall not be deemed a waiver of such breach, nor shall any such acceptance of Rent in a lesser amount than is herein provided for (regardless of any endorsement on any check, or any statement in any letter accompanying any payment of Rent) operate or be construed either as an accord and satisfaction or in any manner other than as a payment on account of the earliest Rent then unpaid by Tenant, and no waiver by Landlord of any term, covenant, condition, provision or agreement of the Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. In addition to the other remedies provided Landlord in the Lease, Landlord shall be entitled to the immediate restraint by injunction of any violation or attempted or threatened violation, of any of the terms, covenants, conditions, provisions or agreements of the Lease. No act or conduct of Landlord, whether consisting of the acceptance of the keys to the Premises, or otherwise, shall be deemed to be or constitute an acceptance of the surrender of the Premises by Tenant prior to the expiration of the Term, and such acceptance by Landlord of surrender by Tenant shall only flow from and must be evidenced by a written acknowledgment of acceptance of surrender signed by Landlord. Notwithstanding anything to the contrary contained in the Lease or this Addendum, the foregoing terms and conditions shall apply to the extent that they are not contrary to any laws of the state of California.

ADDENDUM 2

TERRENO REALTY CORPORATION

Tenant Improvement Addendum

This Tenant Improvement Addendum is a part of the Lease dated February 12, 2021, by and between Terreno Park Union City LLC (“Landlord”) and Tenaya Therapeutics, Inc. (“Tenant”) for the Premises as defined in the Lease.

Tenant may construct at its sole cost and expense the improvements (“Alterations”) for which Tenant has obtained Landlord’s prior written consent. Landlord hereby consent to the Alterations shown on Schedule 1 hereto. Prior to commencement of construction, Tenant shall obtain and deliver to Landlord any building permit required by applicable law and a copy of the executed construction contract(s). Tenant shall reimburse Landlord within 30 days after the rendition of a bill for all of Landlord’s actual, reasonable out-of-pocket costs incurred in connection with the Alterations, including, without limitation, all management, engineering, outside consulting, and construction fees incurred by or on behalf of Landlord for the review and approval of Tenant’s plans and specifications and for the monitoring of construction of the Alterations. Tenant shall supply all contact info for contractors and subcontractors Tenant shall require its contractor to maintain insurance in the amounts and in the forms reasonably acceptable to Landlord. The Alterations shall be constructed by licensed contractors approved by Landlord and in accordance with reasonable rules, such as hours of construction, imposed by Landlord. Landlord hereby approves Dome Construction and DGA as the contractor and architect for the Alterations. The Alterations shall be completed lien free, in accordance with the plans and specifications approved by Landlord, in a good, workmanlike, and prompt manner, with new materials of first-class quality and comply with all applicable local, state, and federal regulations. At Landlord’s election upon the expiration or earlier termination of the Lease, Tenant shall remove the Alterations except those for which Tenant obtained Landlord’s consent and Landlord, in such consent, did not require the removal of same, and repair any and all damage caused by such removal. Notwithstanding the foregoing, at the end of the Term or earlier termination of this Lease, Tenant shall remove the Approved Alterations set forth in Schedule 1 to this Addendum and restore the Premises to its condition prior to the installation and construction of the Approved Alterations.

Tenant shall pay when due all claims for labor or materials furnished or alleged to have been furnished to or for Tenant at or for use on the Premises. Tenant shall give Landlord not less than 10 days’ notice prior to the commencement of any work in, on, or about the Premises, and Landlord shall have the right to post notices of non-responsibility in or on the Premises as provided by law.

Tenant agrees to indemnify, protect, and defend Landlord and hold Landlord harmless against any loss, liability, or damage resulting from construction of the Alterations.

Tenant Improvement Allowance: Subject to Tenant’s compliance with the provisions of this Addendum and the Lease, Landlord shall provide to Tenant an allowance in the amount of Two Hundred Eighty-Two Thousand One Hundred Thirty-Eight and zero/00 Dollars ($282,138.00) (“TI Allowance”) to construct and install only the alterations to the Premises which have been approved in writing by Landlord pursuant to this Addendum (“Alterations”). The TI Allowance shall be used to design, prepare, plan, obtain approval of, construct and install the Alterations and for no other purpose. Except as otherwise expressly provided herein, Landlord shall have no obligation to contribute the TI Allowance unless and until the Alterations have been completed in a good and workmanlike manner in lien free condition and evidence of same reasonably satisfactory to Landlord has been received by Landlord to include, but not be limited to (a) receipt by Landlord of unconditional mechanics’ lien releases from the contractor and all subcontractors, labor suppliers and materialmen for the Alterations completed by the contractor, subcontractors, labor suppliers and materialmen and for which Tenant seeks funds from the TI Allowance to pay for such Alterations, (b) invoices, bills, or statements for the Alterations completed and the materials and supplies used for all Alterations for which the TI Allowance was utilized, and (c) completion by Landlord or Landlord’s agents of any inspections of the Alterations completed and materials and supplies used as deemed reasonably necessary by Landlord which Landlord will complete within thirty (30) days after notice from Tenant that work is complete. The TI Allowance shall be paid to Tenant within forty-five (45) days from the satisfaction of the conditions set forth in the immediately preceding sentence. Should the total cost of constructing the Alterations be less than the TI Allowance, the TI Allowance shall be automatically reduced to the amount equal to said actual cost. If the Lease is terminated prior to the date on which the Alterations are completed, for any reason due to the default of Tenant hereunder, in addition to any other remedies available to Landlord under the Lease, Tenant shall pay to Landlord as Additional Rent under the Lease, within thirty (30) days of receipt of a statement therefor, any and all costs incurred by Landlord and not reimbursed or otherwise paid by Tenant as required herein through the date of termination in connection with the Alterations to the extent planned, installed and/or constructed as of such date of termination , including, but not limited to, any costs related to the removal of all or any portion of the Alterations and restoration costs related thereto. Notwithstanding the foregoing, if all of the conditions for payment of the TI Allowance have not been completed or Landlord has not received the request for the TI Allowance from Tenant on or before April 30, 2022, Landlord shall have no obligation to pay the TI Allowance. To the extent that any Alterations or improvements made by or for Tenant or Tenant’s specific use require compliance with Applicable Requirements for the Premises or any part of the Industrial Center including, but not limited to, the Americans with Disabilities Act (collectively “Compliance Improvements”), Tenant shall (i) be solely responsible for the cost of the Compliance Improvements, (ii) reimburse Landlord for any amounts expended by Landlord for the cost of the Compliance Improvements, and (iii) indemnify, hold harmless and defend at Tenant’s sole cost by counsel reasonably satisfactory to Landlord, Landlord and the Landlord Entities from any liability, damage or cost arising from the Compliance Improvements, which indemnity shall survive the termination or expiration of the Lease.

Tenant acknowledges and agrees that it has had sufficient opportunity to investigate and inspect the physical condition of the Premises and, except as otherwise set forth in the Lease, accepts the Premises subject to the foregoing in its existing condition, “as-is, where is and with all faults”. Except as specifically set forth herein or in the Lease, it is expressly understood and agreed that Landlord has no responsibility or obligation to or for (1) repair or perform any work with respect to the Premises including, but not limited to, the building, floor, roof, storefront (if any), walls, ceiling, lighting fixtures, heating, ventilating and air-conditioning systems, plumbing, bathrooms, utilities systems or otherwise, (2) the condition of the Premises, (3) the suitability of the Premises for any use by Tenant, (4) the presence of any hazardous, toxic or environmentally sensitive materials in, on or below the Premises, or (5) the existence of any other physical impairment or impairment to the Premises not specifically disclosed in this Lease.

Notwithstanding anything to the contrary, within five (5) business days of receipt from Landlord of a Move-In Inspection form on Landlord’s then current form (“Move-Inspection”), Tenant shall execute the Move-In Inspection and return the signed Move-In Inspection to Landlord. Failure by Tenant to sign and return the Move-In Inspection in a timely manner shall be a default under the Lease.

Where no time period is specified above, Landlord shall respond to any consent or approval request within ten (10) business days and Landlord’s failure to provide or reasonably refuse its consent within such time period shall be deemed Landlord’s consent or approval to the request.

Schedule 1

Approved Alterations

FENCE WITH GATE
NATURAL GAS UNITS

LEGEND

- OFFICE
- MECHANICAL
- WAREHOUSE
- QC LAB POD
- DRUG SUBSTANCE POD
- DRUG PRODUCT POD
- GMP BOUNDARY

1550 PACIFIC STREET PRELIMINARY LAYOUT - OPTION 1.5.1

FEBRUARY 5, 2021

SCALE: 1/64"=1'-0"

ADDENDUM 3

Intentionally Deleted

ADDENDUM 4

Option to Extend Addendum

This Option to Extend Addendum is a part of the Lease dated February 12, 2021, by and between Terreno Park Union City LLC (“Landlord”) and Tenaya Therapeutics, Inc. (“Tenant”) for the Premises as defined in the Lease.

Landlord hereby grants to Tenant the option (“Option”) to extend the term of the Lease for one (1) five (5) year period from the end of the existing term of the Lease (“Option Period”) on the following terms and conditions:

a) Exercise Date: In order to exercise the Option, Tenant must not be in Default of any of its obligations under the Lease and Tenant must give written notice (“Notice”) of such election to Landlord and Landlord must receive the Notice not earlier than 15 months (“Earliest Exercise Date”) nor later than 12 months prior to the Expiration Date (“Last Exercise Date”) which are sometimes collectively referred to herein as the “Option Exercise Date.” If the Notice is not received, the Option shall automatically expire. Tenant’s failure to notify Landlord by the Option Exercise Date will conclusively be presumed an election by Tenant not to exercise the Option.

Monthly Base Rent. The monthly Base Rent and any increases for each month of the Option Period shall be the fair market rent determined as follows but in no event less than one hundred three percent (103%) of the highest Base Rent paid during the initial Term. Four months prior to the commencement of each Adjustment Period, if the selected Rent Adjustment Alternative is the Market Rent Adjustment, the Parties shall negotiate in good faith to determine the Base Rent for the Adjustment Period. If agreement cannot be reached within thirty days, then Landlord and Tenant shall each, no later than 90 days prior to the commencement of the Adjustment Period, make a reasonable determination of the fair market rental for the Premises for the Adjustment Period and submit such determination, in writing, to arbitration in accordance with the following provisions:

(1) No later than 90 days prior to the commencement of the Adjustment Period, Landlord and Tenant shall each select an industrial leasing broker to act as an arbitrator. The two arbitrators so appointed shall, no later than 75 days prior to the commencement of the Adjustment Period, select a third mutually acceptable industrial leasing broker to act as a third arbitrator.

(2) The three arbitrators, acting by a majority, shall no later than 75 days prior to the commencement of the Adjustment Period, determine the actual fair market rental for the Premises for the Adjustment Period. The decision of a majority of the arbitrators shall be binding on the Parties. The fair market rental determination of Landlord or Tenant which is closest to the fair market rental as determined by the arbitrators shall be the Base Rent for the Adjustment Period.

(3) If either of the Parties fails to appoint an arbitrator within the period required by this Addendum, the arbitrator timely appointed shall determine the Base Rent for the Adjustment Period.

(4) The entire cost of such arbitration shall be paid by the party whose fair market rental submission is not selected.

b) Conditions to Exercise of Option. Tenant’s right to extend is conditioned upon and subject to each of the following:

i) In order to exercise the Option, Tenant must not have been in Default of any of its obligations under the Lease during the Term or any extended Term and must give written notice of such election to Landlord and Landlord must receive the same by the Last Exercise Date but not prior to the Earliest Exercise Date. If proper notification of the exercise of an Option is not given and/or received, the Option shall automatically expire. Failure to exercise an option terminates the Option. Tenant acknowledges that because of the importance to Landlord of knowing no later than the Last Exercise Date whether or not Tenant will exercise the Option, the failure of Tenant to notify Landlord by the Last Exercise Date will conclusively be presumed an election by Tenant not to exercise the Option.

ii) Tenant shall have no right to exercise an option (i) if Tenant is in Default or (ii) in the event that Landlord has given to Tenant three or more notices of separate Defaults during the 12-month period immediately preceding the exercise of the option, whether or not the Defaults are cured. The period of time within which the Option may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Option because of the provisions of this paragraph.

iii) All of the terms and conditions of this Lease, except where specifically modified by this Amendment, shall apply.

iv) The Option is personal to the Tenant and any transferee permitted under Paragraph 12 of the Lease and cannot otherwise be assigned or exercised by anyone other than the Tenant.

ADDENDUM 5

TERRENO REALTY CORPORATION

Early Possession and Inducement Recapture Addendum

This Early Possession and Inducement Recapture Addendum is a part of the Lease dated February 12, 2021, by and between Terreno Park Union City LLC (“Landlord”) and Tenaya Therapeutics, Inc. (“Tenant”) for the Premises as defined in the Lease.

1. Early Possession. Tenant may occupy the Premises upon delivery of possession by Landlord after Landlord’s receipt of all monies due upon execution and all evidence of insurance required of Tenant (“Early Possession Date”), even though the Early Possession Date is prior to the Commencement Date of the Lease (“Early Possession”). The obligation to pay Rent shall be abated for the Early Possession Period. All other terms of this Lease, however, including, but not limited to, the obligations to carry the insurance required by Paragraph 8, shall be in effect during the Early Possession period. Such Early Possession shall not change the Expiration Date of the original Term.

2. Inducement Recapture in Event of Breach. Any agreement by Landlord for possession of the Premises without the payment or reduced payment of rent or other charges or for the giving or paying by Landlord to or for Tenant of any cash or other bonus, inducement, or consideration for Tenant’s entering into this Lease including, but not limited to tenant improvement allowances and abated rent, all of which concessions are hereinafter referred to as “Inducement Provisions,” are conditioned upon Tenant’s full and faithful performance of all of the terms, covenants, and conditions of this Lease to be performed or observed by Tenant during the term of this Lease. Upon the occurrence of a Default by Tenant, the unamortized portion of any rent, other charge, bonus, inducement, or consideration abated, given, or paid by Landlord under such an Inducement Provision shall be immediately due and payable by Tenant to Landlord and recoverable by Landlord as additional rent due under this Lease, notwithstanding any subsequent cure by Tenant.

Exhibit “A”

Site Plan and Premises

Exhibit “B”

COMMENCEMENT DATE MEMORANDUM

[SAMPLE ONLY – FORM TO BE COMPLETED BY LANDLORD

AFTER COMMENCEMENT DATE]

LANDLORD:	Terreno Park Union City LLC
TENANT:	Tenaya Therapeutics, Inc.
LEASE DATE:	February 12, 2021
PREMISES:	33498 Central Avenue Union City, CA 94587

Tenant hereby accepts the Premises as being in the condition required under the Lease.

The Commencement Date of the Lease is         ,         .

The Expiration Date of the Lease is         ,         .

Landlord: Terreno Park Union City LLC, a Delaware limited liability company	Tenant: Tenaya Therapeutics, Inc., a Delaware corporation

By:	Terreno Realty LLC,	By:

a Delaware limited liability company	Name:

	its member	Its:

By:	Terreno Realty Corporation, a Maryland corporation

Executed at:

By:

Name:	on:

Its:

Executed at:

on:

Exhibit “C”

TENANT MOVE-IN AND LEASE RENEWAL ENVIRONMENTAL QUESTIONNAIRE FOR

COMMERCIAL AND INDUSTRIAL PROPERTIES

Property Name: Central Pacific Business Park

Property Address: 33498 Central Avenue, Union City, CA 94587

Exhibit to Industrial Lease Dated February 12, 2021

Between

Tenaya Therapeutics, Inc.

(“Tenant”)

and

Terreno Park Union City LLC

(“Landlord”)

Instructions: The following questionnaire is to be completed by the Tenant Representative with knowledge of the planned/existing operations for the specified building/location. A copy of the completed form must be attached to all new leases and renewals, and forwarded to the Owner’s Risk Management Department.

1.0	PLANNED USE/OPERATIONS

1-1.	Describe planned use (new Lease) or existing operations (lease renewal), and include brief description of manufacturing processes employed.

Planned use is for Good Manufacturing Production (GMP) of pharmaceutical products targeting heart disease. Tenaya manufacturing process entails gene therapy product production.

2.0	HAZARDOUS MATERIALS

2-1.	Are hazardous materials used or stored? If so, continue with the next question. If not, go to Section 3.0.

2-2.

Are any of the following materials handled on the property? (A material is handled if it is used, generated, processed, produced, packaged, treated, stored, emitted, discharged, or disposed.) If so, complete this section. If this question is not applicable, skip this section and go on to Section 5.0.

☐ Explosives	☒Fuels	☒Oils
☒ Solvents	☒Oxidizers	☒Organics/Inorganics
☒ Acids	☒Bases	☒Pesticides
☒ Gases	☐PCBs	☐Radioactive Materials
☐ Other (please specify)

2-3.

For the following groups of chemicals, please check the type(s), use(s), and quantity of each chemical used or stored on the site. Attach either a chemical inventory or list the chemicals in each category.

☒Solvents	☒ Gases

Type: Ethanol, Isopropanol	Type: O2, N2, CO2

Use: disinfecting and cleaning	Use: temperature control and process

Quantity: 50 gal	Quantity: 3600 lbs

☐Inorganic	☒ Acids

Type:	Type: Phosphoric acid, Acetic acid

Use:	Use: neutralization, lab reagent

Quantity:	Quantity: 50 gal

☒ Fuels	☐ Explosives

Type: Diesel	Type:

Use: emergency generator	Use:

Quantity:	Quantity:

☒ Oils	☒ Bases

Type: Pump oil	Type: NaOH

Use: vacuum pumps and motors	Use: neutralization, sanitization

Quantity: 50 gal	Quantity: 50 gal

X ☒Oxidizers	☒ Pesticides

Type: Oxygen, H2O2	Type: Approved and licensed by California

Use: manufacturing	Use: Interior and exterior pest control

Quantity: 1200 lbs	Quantity: As needed by licensed pest control company

☒ Organic	☐ Radioactive Materials

Type: lab reagents	Type:

Use: manufacturing	Use:

Quantity: 10 gal	Quantity:

☐Other

Type:

Use:

Quantity:

2-4.	List and quantify the materials identified above.

MATERIAL	PHYSICAL STATE	CONTAINER SIZE	NUMBER OF CONTAINERS

Ethanol	L	4L	10

NaOH	L	4L	4

Neutralization base	L	50 gal	1

Phosphoric acid	L	4L	2

Neutralization acid	L	50 gal	1

Glacial Acetic acid	L	4L	2

Hydrogen peroxide 35%	L	1L	6

Acetonitrile	L	4L	2

Methanol	L	4L	2

Vesphene	L	4L	4

LPH	L	4L	4

Trypan Blue	L	1L	6

Triton X	L	4L	3

N2	L	400 lbs	4

O2	L	400 lbs	3

CO2	G	200 lbs	4

Isopropanol	L	4L	4

Diesel fuel	L	400 gal	1

Pump oil	L	55 gal	1

2-5.	Describe the storage area location(s) for these materials. Emergency generator tank, gas storage room, flammable storage room, GMP warehouse

3.0	HAZARDOUS WASTES

3-1.	Are hazardous wastes generated? If so, continue with the next question. If not, skip this section and go to section 4.0.

3-2.	Are any of the following wastes generated, handled, or disposed of (where applicable) on the property? Yes, generated

☒ Hazardous wastes	☒ Industrial Wastewater
☐ Waste oils	☐ PCBs
☐ Air emissions	☐ Sludges
☒ Other (please specify) Biowaste

3-3.

Identify and describe those wastes generated, handled or disposed of (disposition). Specify any wastes known to be regulated under the Resource Conservation and Recovery Act (RCRA) as “listed characteristic or statutory” wastes. Include total amounts generated monthly. Please include name, location, and permit number (e.g. EPA ID No.) for transporter and disposal facility, if applicable). Attach separate pages as necessary.

RCRA listed characteristic wastes include ignitable, corrosive and toxic. Hazardous waste transporter will be Veolia Technical Solutions (NJD080631369).

3-4.	List and quantify the materials identified in Question 3-2 of this section.

WASTE GENERATED	SOURCE	APPROXIMATE MONTHLY QUANTITY	WASTE CHARACTERIZATION	DISPOSITION

Cleaning waste	operations	25 lbs	ignitable	incineration

Lab waste	operations	25 lbs	corrosive	treatment

Lab waste	operations	25 lbs	toxic	incineration

Biowaste	operations	200 lbs	biowaste	treatment

Industrial wastewater	operations	Discharged to sanitary sewer	NA	POTW

3-5.	Are pollution controls or monitoring employed in the process to prevent or minimize the release of wastes into the environment? If so, please describe.

Hazardous wastes are generated inside the facility and kept in closed containers, stored inside the facility until transported off site for treatment and disposal.

4.0	USTS/ASTS

4-1.

Are underground storage tanks (USTs), aboveground storage tanks (ASTs), or associated pipelines present on site (lease renewals) or required for planned operations (new tenants)? If not, continue with section 5.0. If yes, please describe capacity, contents, age, design and construction of USTs or ASTs

New emergency generator will have a double walled belly AST to hold ~ 400 gal diesel fuel and new wastewater neutralization system will have < 50 gal acid and base AST for wastewater neutralization.

4-2.	Is the UST/AST registered and permitted with the appropriate regulatory agencies? Please provide a copy of the required permits.

ASTs will be registered and permitted by the jurisdiction having authority.

4-3.

Indicate if any of the following leak prevention measures have been provided for the USTs/ASTs and their associated piping. Additionally, please indicate the number of tanks that are provided with the indicated measure. Please provide copies of written test results and monitoring documentation.

☒ Integrity testing 3	☐ Inventory reconciliation

☒ Leak detection system 1	☒ Overfill spill protection 3

☒ Secondary containment 3	☐ Other (please describe)

☐ Cathodic protection

4-4.

If this Questionnaire is being completed for a lease renewal, and if any of the USTs/ASTs have leaked, please state the substance released, the media(s) impacted (e.g., soil, water, asphalt, etc.), the actions taken, and all remedial responses to the incident. NA

4-5.

If this Questionnaire is being completed for a lease renewal, have USTs/ASTs been removed from the property? If so, please provide any official closure letters or reports and supporting documentation (e.g., analytical test results, remediation report results, etc.). NA

4-6.

For Lease renewals, are there any above or below ground pipelines on site used to transfer chemicals or wastes? For new tenants, are installations of this type required for the planned operations? If so, please describe.

Wastewater only

4-7.	If present or planned, have the chemical transfer pipelines been inspected or tested for leaks? If so, please indicate the results and provide a copy of the inspection or test results.

Neutralization system will be inspected tested before operation.

5.0	ASBESTOS CONTAINING BUILDING MATERIALS

5-1.

Please be advised that this property participates in an Asbestos Operations and Maintenance Program, and that an asbestos survey may have been performed at the Property. If provided, please review the information that identifies the locations of known asbestos containing material or presumed asbestos containing material. All personnel and appropriate subcontractors should be notified of the presence of these materials, and informed not to disturb these materials. Any activity that involves the disturbance or removal of these materials must be done by an appropriately trained individual/contractor.

6.0	REGULATORY

6-1.	For Lease Renewals, are there any past, current, or pending regulatory actions by federal, state, or local environmental agencies alleging noncompliance with regulations? If so, please describe. NA

6-2.

For lease renewals, are there any past, current, or pending lawsuits or administrative proceedings for alleged environmental damages involving the property, you, or any owner or tenant of the property? If so, please describe. NA

6-3.	Does the operation have or require a National Pollutant Discharge Elimination System (NPDES) or equivalent permit? If so, please provide a copy of this permit. No

6-4.

For Lease renewals, have there been any complaints from the surrounding community regarding facility operations? If so, please describe. Have there been any worker complaints or regulatory investigations regarding hazardous material exposure at the facility? If so, please describe status and any corrective actions taken. NA

6-5.	Has a Hazardous Materials Business Plan been developed for the site? If so, please provide a copy.

A Hazardous Materials Business Plan will be developed and provided before operations begin.

CERTIFICATION

Tenant is familiar with the real property described in this questionnaire. By signing below, Tenant represents and warrants that the answers to the above questions are complete and accurate to Tenant’s current actual, knowledge. Tenant also understand that the Owner will rely on the completeness and accuracy of my answers in assessing any environmental liability risks associated with the property.

TENAYA THERAPEUTICS, INC.

Signature:	/s/ Kameron Balzer

Name:	Kameron Balzer

Title:	Sr Director Facilities

Date:	02/10/21

Telephone:

Exhibit “D”

MOVE OUT STANDARDS

This Move Out Standards Exhibit is dated for the reference purposes as of the same date as the Lease, and is made between Terreno Park Union City LLC (“Landlord”) and Tenaya Therapeutics, Inc. (“Tenant”) to be a part of that certain Industrial Lease (“Lease”) concerning the premises located at 33498 Central Avenue, Union City, CA 94587 (“Premises”). Landlord and Tenant agree that the Lease is hereby modified and supplemented as follows:

At the expiration or earlier termination of the Lease and subject to any other provisions of the Lease regarding surrender of the Premises, Tenant shall surrender the Premises in the same condition as they were upon delivery of possession thereto under the Lease, reasonable wear and tear, casualty, condemnation, and repairs that are not Tenant’s responsibility under the Lease, excepted, and shall deliver all keys to Landlord. Before surrendering the Premises, Tenant shall remove all of its personal property and trade fixtures and such alterations or additions to the Premises made by Tenant as may be specified for removal by Landlord at the time of its consent thereto. If Tenant fails to remove its personal property, fixtures or alterations or additions upon the expiration or earlier termination of the Lease, the same shall be deemed abandoned and shall become the property of the Landlord. Notwithstanding the foregoing, Tenant shall be liable to Landlord for all costs and damages incurred by Landlord in removing, storing or selling such property, fixtures, alterations or additions and in restoring the Premises to the condition required pursuant to the Lease.

Subject to any provision to the contrary in the Lease, Tenant shall surrender the Premises, at the time of the expiration or earlier termination of the Lease, in a condition that shall include, but is not limited to, the following:

1. Lights:	Office, exterior, emergency exit and warehouse lights will be fully operational with all bulbs functioning. Replacement lamps should be consistent in color, type and style.

2. Roll-Up Doors & Pedestrian Doors:	Roll-up doors must receive final maintenance by a licensed contractor to include: lube, adjustments, alignment and replacement of seals and panels (if required). Pedestrian doors must have all hardware in working condition (including crash hardware, thresholds, closers and weather-stripping). Replacement of doors and/or hardware shall be of similar type as existing. Tenant shall provide written evidence of such maintenance/repairs to Landlord.

3. Loading Docks:	Includes dock levelers, dock bumpers, dock door seals, pit levelers and sump pumps. Tenant to provide evidence of final maintenance on all items from a licensed contractor.

4. Warehouse Floor:	Tenant shall remove all paint and stickers and leave floors free of stains, and swept with no racking bolts or other protrusions left in floor. Cracks should be repaired with an epoxy or polymer.

5. Tenant-Installed Equipment & Wiring:	Tenant shall remove all air lines, junction boxes, distribution boxes, conduit, etc. All wiring shall be terminated back to point of connection. Telecom and associated data wiring shall be removed and terminated at the original phone board.

6. Walls:	Warehouse Walls - Sheetrock (drywall) damage should be patched and fire-taped so that there are no holes remaining. Office Walls – shall be patched and returned to a paint-ready condition.

7. Roof:	Any tenant-installed equipment must be removed and roof penetrations properly repaired by Landlord’s roofing contractor or a roofing contractor reasonably approved by Landlord.

8. Signs:	All Tenant installed signage shall be removed, including interior and exterior window signage. Exterior building surface shall be restored to original condition, including patching of all holes and painting to match exterior color.

9. Heating & Air Conditioning System:	HVAC equipment must receive final maintenance by a licensed HVAC contractor, including filter changes and repairs/replacements if required. Tenant shall provide written evidence of maintenance/repairs to Landlord.

10. Plumbing	Restroom/Kitchen fixtures and accessories (i.e. “insta-hot” water heaters, vanity heaters, handrails, soap dispensers, paper towel holders, etc.) shall be returned in good working condition, free of leaks and stains. Tenant shall provide written evidence of final service to water heater.

10. Overall Cleanliness:	Clean windows, sanitize bathroom(s), vacuum carpet, and remove any and all debris from office and warehouse. Remove all pallets and debris from exterior of premises and dock areas. In addition, Tenant shall properly dispose of all hazardous materials, including paint, at Tenant’s expense.

Exhibit “E”

Rules & Regulations

This Rules & Regulations Exhibit is dated for the reference purposes as of the same date as the Lease, and is made between Terreno Park Union City LLC (“Landlord”) and Tenaya Therapeutics, Inc. (“Tenant”) to be a part of that certain Industrial Lease (“Lease”) concerning the premises located at 33498 Central Avenue, Union City, CA 94587 (“Premises”). Landlord and Tenant agree that (i) the terms, conditions and provisions of this Exhibit E are hereby incorporated into and are made a part of the Lease, (ii) any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Lease, and (iii) the Lease is hereby modified and supplemented as follows:

1.

No advertisement, picture or sign of any sort shall be displayed on or outside the Premises or the Building without the prior written consent of Landlord. Landlord shall have the right to remove any such unapproved item without notice and at Tenant’s expense.

2.	Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord without the prior written consent of Landlord.

3.

All window coverings installed by Tenant and visible from the outside of the Building require the prior written approval of Landlord. Tenants shall not remove any carpet, or wall coverings, window blinds, or window draperies in their Premises without the prior written approval from Landlord.

4.

Tenant shall not use, keep, or permit to be used or to be kept, any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other Lessees or those having business therein. Tenant shall maintain the leased Premises free from mice, rats, bugs and ants attracted by food, water or storage materials.

5.	No person shall disturb the occupants of this or adjoining buildings or Premises by the use of any radio or musical instrument or by the making of loud or improper noises.

6.	Tenant shall not disturb, solicit or canvas any occupant of the Building or Industrial Center and shall cooperate to prevent same.

7.

Parking any type of recreational vehicles is specifically prohibited. No vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no “For Sale” or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformation with all signs and other markings.

8.

Tenant shall park motor vehicles in those general parking areas as designated by Landlord except for loading and unloading. During those periods of loading and unloading, Tenant shall not unreasonably interfere with traffic flow within the Industrial Center and loading and unloading areas of other tenants.

9.

Tractor trailers which must be unhooked or parked with dolly wheels beyond the concrete loading areas must use steel plates or wood blocks under the dolly wheels to prevent damage to the asphalt paving surfaces. No parking or storing of such trailers will be permitted in the auto parking areas of the Industrial Center or on streets adjacent thereto.

10.	No person shall go on the roof without Landlord’s permission.

11.	All goods, including material used to store goods, delivered to the Premises of Tenant shall be immediately moved into the Premises and shall not be left in parking or receiving areas overnight.

12.	Forklifts which operate on asphalt paving areas shall not have solid rubber tires and shall only use tires that do not damage the asphalt.

13.

Tenant is responsible for the storage and removal of all trash and refuse. All such trash and refuse shall be contained in suitable receptacles stored behind screened enclosures at locations approved by Landlord.

14.

Tenant shall not store or permit the storage or placement of goods, or merchandise or pallets or equipment of any sort outside of the Premises nor in or around the Building, the Industrial Center or any of the Common Areas of the foregoing. No displays or sales of merchandise shall be allowed in the parking lots or other Common Areas.

15.

Tenant shall not permit any animals, including, but not limited to, any household pets, fish tanks, etc., to be brought or kept in or about the Premises, the Building, the Industrial Center or any of the Common Areas of the foregoing.

16.

Tenant shall not permit any motor vehicles to be washed on any portion of the Premises or in the Common Areas of the Industrial Center, nor shall Tenant permit mechanical work or maintenance of motor vehicles to be performed on any portion of the Premises or in the Common Areas of the Industrial Center.

17.

Tenants shall not do, or permit anything to be done in their Premises or bring or keep anything therein which will in anyway obstruct or interfere with the rights of other Tenants, or do, or permit anything to be done in their Premises which shall, in the judgment of the Landlord or its manager, in any way injure or annoy them, or conflict with the laws relating to fire, or with the regulations of the fire department or with any insurance policy upon the Building or any part thereof or any contents there in or conflict with any of the rules and ordinances of the public Building or health authorities.

18.

All electrical equipment used by Tenants shall be U.L. approved. Nothing shall be done or permitted in Tenant’s Premises, and nothing shall be brought into or kept in the Premises which would impair or interfere with any of the Building services or the proper and economic heating, cooling, cleaning or other servicing of the Building or the Premises. Tenant’s computers and other equipment are hereby expressly allowed.

19.

Tenants shall not install or operate any steam or gas engine or boiler, or carry on any mechanical business in the Premises or Building. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Premises, Building or Industrial Center. Notwithstanding the foregoing, Tenant may use diesel fuel in connection with its operation of a generator serving the Premises and natural gas for heating purposes within the Premises.

20.

The water closets, urinals, waste lines, vents or flues of the Building shall not be used for any purpose other than those for which they were constructed, and no rubbish, acids, vapors, newspapers or other such substances of any kind shall be thrown into them. The expense caused by any breakage, stoppage or damage resulting from a violation of this rule by any Tenant, its employees, visitors, guests or licensees, shall be paid by Tenant.

21.

If any Tenant desires radio signal, communication equipment such as satellite dishes, etc., or any other utility or service connection installed or changed, such work shall be done at the expense of Tenant, with the prior written approval and under the direction of Landlord. No wiring shall be installed in any part of the Building without Landlord’s approval and direction. Landlord reserves the right to disconnect any radio signal or alarm system when, in Landlord’s opinion, such installation or apparatus interferes with the proper operation of the Building or systems within the Building.

22.

Landlord reserves the right to make such other and further reasonable and non-discriminatory rules and regulations as in its judgment may from time to time be needful and desirable for the safety, care and cleanliness of the Premises, the Building or the Industrial Center and for the preservation of good order therein. In the event of a conflict between these rules and regulations and the provisions of the Lease, the provisions of the Lease shall control.